Exhibit 99.1

News Release

General Inquiries: (877) 847-0008

www.constellationenergypartners.com

Investor Contact: Charles C. Ward

                                (877) 847-0009

Constellation Energy Partners Announces Settlement of the PostRock Litigation

HOUSTON--(BUSINESS WIRE)--March 31, 2014--Constellation Energy Partners LLC (NYSE MKT: CEP) today announced that the PostRock Litigation has been settled.  The PostRock Litigation was between CEP, certain of its current and former managers and executive officers, Constellation Energy Partners Management, LLC (“CEPM”), a wholly owned subsidiary of PostRock Energy Corporation (NASDAQ: PSTR), Sanchez Energy Partners I, L.P. (“SEPI”) and Sanchez Oil & Gas Corporation (“SOG”).  Following the consummation of the settlement, SEPI will be the sole holder of CEP’s Class A units and it is expected that by the end of 2014 CEPM will have little or no continuing ownership interest in CEP.

“With the settlement of the PostRock Litigation, CEP can resume developing what we believe will be a transformative relationship with Sanchez Oil & Gas,” commented Stephen R. Brunner, President and Chief Executive Officer of CEP.  “We expect that the relationship will provide CEP with additional asset acquisition opportunities, a means to achieving enhanced deal flow, and an opportunity to leverage the skills and personnel of Sanchez Oil & Gas, a proven operator with an outstanding technical team and experience that spans across multiple basins in the U.S.”

As a result of the settlement, the Class A units acquired by SEPI in the August 2013 transaction have been returned to CEP and cancelled; CEPM transferred 100% of its CEP Class A units to SEPI and also transferred 414,938 of CEP’s Class B units to SEPI in exchange for an aggregate payment of $1.0 million; and CEP paid $6.5 million to CEPM.  In addition, pursuant to the terms of the settlement, CEPM agrees to sell its remaining Class B units over the next nine months, with SEPI providing up to a $5.0 million backstop payment to CEPM to the extent the proceeds received by CEPM from such sale do not meet or exceed a specified amount.

As a result of the settlement, the settling parties agree to file a stipulation in the Court of Chancery of the State of Delaware seeking to lift the preliminary injunction issued on December 3, 2013 and dismiss the PostRock Litigation with prejudice.  The settlement agreement includes mutual releases between the plaintiffs and defendants.

Additional Information

Additional information about the PostRock Litigation and settlement can be found in the company’s filings with the Securities and Exchange Commission and on the company’s Web site (http://www.constellationenergypartners.com).

About the Company

Constellation Energy Partners LLC is a limited liability company focused on the acquisition, development and production of oil and natural gas properties, as well as related midstream assets.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including, without limitation, whether the court will approve the settlement discussed in this news release.  In addition, management's assumptions about future events may prove to be inaccurate.  Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section in our SEC filings and elsewhere in those filings.  All forward-looking statements speak only as of the date of this news release.  We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.